UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 27, 2018

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46‑4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2018, Alexis Borisy and John Mendlein, Ph.D., J.D., resigned from the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”).

On March 27, 2018, the Board, upon recommendation of the Board’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), appointed James C. Mullen as a director and as Chairman of the Board. Mr. Mullen has been designated as a class I director to serve in accordance with the Company’s By-Laws until the Company’s  2020 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal, or resignation.  In connection with his appointment to the Board, Mr. Mullen was appointed to the Nominating and Corporate Governance Committee, which he will chair, and to the Compensation Committee of the Board (the “Compensation Committee”).

Mr. Mullen previously served as Chief Executive Officer of Patheon N.V. (“Patheon”), a pharmaceutical contract development and manufacturing organization, from March 2011 until its acquisition by Thermo Fisher Scientific, Inc. in August 2017.  Prior to joining Patheon, from June 2000 to June 2010, Mr. Mullen served as the President and Chief Executive Officer of Biogen, Inc. (“Biogen”), one of the world’s largest biotechnology companies. Mr. Mullen held various operating positions at Biogen prior to becoming Chief Executive Officer, including Chief Operating Officer, Vice President, International, and Vice President, Operations.  Prior to joining Biogen, Mr. Mullen held several manufacturing and engineering positions at SmithKline Beecham (now GlaxoSmithKline plc). Mr. Mullen has served as the executive chairman of the board of Vicarius Pharma AG, a private bio-pharmaceutical commercialization company, since August 2017, and on the board of directors of Insulet Corporation, a medical device company, since September 2017. Mr. Mullen previously served on the board of directors of Patheon, Inc. from March 2011 to August 2017,  and PerkinElmer, Inc., a technology and service provider for diagnostics, research, environmental and industrial and laboratory services markets, from 2003 to April 2015.  He also previously served as Chairman of the Biotechnology Innovation Organization. Mr. Mullen received a BS, Chemical Engineering from Rensselaer Polytechnic Institute and an MBA from Villanova University.

In accordance with the Company’s director compensation policy, Mr. Mullen will receive (i) annual cash compensation of $75,000 as Chairman of the Board, $8,000 for service as chairman of the Nominating and Corporate Governance Committee, $5,000 for service on the Compensation Committee and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) an option to purchase 23,076 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of his appointment, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant, subject to Mr. Mullen’s  continued service on the Board. Mr. Mullen entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S‑1 (File No. 333‑208856), filed with the Securities and Exchange Commission on January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	March 28, 2018	By:	/s/ Katrine S. Bosley
Katrine S. Bosley President and Chief Executive Officer